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

                  MVC Capital Mails Letter to All Shareholders


MENLO PARK, Calif.--February 7, 2003--MVC Capital (NYSE:MVC), an information technology venture capital fund, today announced that it has mailed a letter to all MVC shareholders urging them to vote for MVC's Board of Directors. Dissident hedge fund arbitrageur Millenco, L.P. has proposed a different slate.

The letter warns MVC Capital shareholders to beware when Millenco says its interests are aligned with MVC's shareholders, saying, "Here's their formula: buy in cheap, control the board of directors under the guise of aligning their interests with yours, grab profits and move on to the next target...in short, these raiders are nothing more than wolves in sheep's clothing."

The letter cites the example of a closed-end fund equivalent in the United Kingdom, where Millenco's activism resulted in a crippled and seriously depleted fund while Millenco got out of the fund near its peak stock price. Millenco and its handpicked nominees are, "a wolf pack roving from target to target trying to force short-term gains at the expense of the long-term shareholder," the letter said.

Saying that MVC Capital has the right strategy at the right time with the right team, John M. Grillos, MVC's Chief Executive Officer, commented, "Most of you invested in MVC Capital to have the opportunity to participate in long-term venture capital investments in information technology. Venture capital is a growth engine of America, creating jobs, opportunities, fostering new technology and building the future.

"In our view, your Board of Directors' candidates are among the most experienced and visionary business leaders in the United States. They helped create over 200 information technology companies. They have started companies that have created over 10,000 jobs. They have led or worked in senior positions for companies that have created over 100 billion dollars in shareholder value."

Mr. Grillos also said that directors and officers of MVC Capital have been buying additional MVC stock.

                  As announced on February 6, MVC filed a complaint in the United States District Court Southern District of New York against Millennium Partners, L.P., Millenco, L.P., and Karpus Management, Inc. for multiple violations of federal securities law.

                  The complaint alleges that the defendants, which collectively are beneficial owners of more than 10% of the stock of MVC Capital, have conspired to take control of MVC and then immediately or gradually liquidate the Fund's assets for their own profit, through a variety of illegal acts, including: prohibited pyramiding of stock ownership, material misrepresentations and omissions in various mandatory SEC filings, fraudulent proxy solicitations in anticipation of MVC's February 28 annual meeting, and market manipulation.

A copy of the letter to MVC's shareholders follows:

                                                                February 6, 2003

Dear Fellow Stockholder:

       You may have recently received proxy material from a dissident stockholder, a hedge fund operator -- Millenco, L.P. It is important for you to understand why what Millenco is proposing could seriously imperil the long-term value of your investment in MVC Capital.

       Beware when Millenco tells you its interests are aligned with yours. We believe Millenco and its handpicked director nominees have targeted MVC Capital and its shareholders as their next victim. Here's their formula: buy in cheap, control the board of directors under the guise of aligning their interests with yours, grab profits and move on to the next target. The professional raiders win, but the individual shareholder is left behind, cheated out of the potential of the fund's long-term value. In short, these raiders are nothing more than wolves in sheep's clothing. Millenco has done this before. Here is the proof:

             The problem with Millenco can be summed up in one line.

                      International Biotechnology Trust PLC
        Weekly Closing Price Per Share (July 7, 2000 to February 4, 2003)

                                   [GRAPH]
                    Share Price
        Date          (Pence)
        ----          -------
        7/7/00         276.5
       7/14/00         263.5
       7/21/00           260
       7/28/00           263
        8/4/00           266
       8/11/00           288
       8/18/00         317.5
       8/25/00         327.5
        9/1/00         328.5
        9/8/00         321.5
       9/15/00           329
       9/22/00         307.5
       9/29/00         336.5
       10/6/00           337
      10/13/00         292.5
      10/20/00         337.5
      10/27/00           340
       11/3/00         352.5
      11/10/00         335.5
      11/17/00         309.5
      11/24/00           291
       12/1/00           295
       12/8/00           296
      12/15/00           291
      12/22/00         268.5
      12/29/00         296.5
        1/5/01         282.5
       1/12/01           240
       1/19/01           279
       1/26/01         277.5
        2/2/01         258.5
        2/9/01         261.5
       2/16/01           251
       2/23/01           230
        3/2/01           230
        3/9/01         238.5
       3/16/01         207.5
       3/23/01         195.5
       3/30/01           200
        4/6/01           200
       4/13/01           211
       4/20/01         224.5
       4/27/01           215
        5/4/01         218.5
       5/11/01         222.5
       5/18/01         222.5
       5/25/01           225
        6/1/01         217.5
        6/8/01           236
       6/15/01           220
       6/22/01           220
       6/29/01         222.5
        7/6/01        223.75
       7/13/01           215
       7/20/01         205.5
       7/27/01         185.5
        8/3/01           190
       8/10/01         181.5
       8/17/01         177.5
       8/24/01           175
       8/31/01         176.5
        9/7/01         157.5
       9/14/01         136.5
       9/21/01           126
       9/28/01           130
       10/5/01           134
      10/12/01         147.5
      10/19/01         149.5
      10/26/01           150
       11/2/01         147.5
       11/9/01         152.5
      11/16/01         151.5
      11/23/01           149
      11/30/01           151
       12/7/01         151.5
       12/4/01           151
      12/21/01           157
      12/28/01           159
        1/4/02           159
       1/11/02         153.5
       1/18/02         147.5
       1/25/02         143.5
        2/1/02           141
        2/8/02           138
       2/15/02         138.5
       2/22/02           132
        3/1/02         129.5
        3/8/02           132
       3/15/02           132
       3/22/02         126.5
       3/29/02           122
        4/5/02         122.5
       4/12/02         119.5
       4/19/02         126.5
       4/26/02           121
        5/3/02           109
       5/10/02         105.5
       5/17/02           106
       5/24/02         112.5
       5/31/02           108
        6/7/02            99
       6/14/02          92.5
       6/21/02            87
       6/28/02            87
        7/5/02            86
       7/12/02            77
       7/19/02            83
       7/26/02            82
        8/2/02          82.5
        8/9/02            78
       8/16/02            76
       8/23/02            77
       8/30/02          76.5
        9/6/02            75
       9/13/02            65
       9/20/02          54.5
       9/27/02          56.5
       10/4/02          57.5
      10/11/02          58.5
      10/18/02            62
      10/25/02            63
       11/1/02          62.5
       11/8/02            63
      11/15/02            62
      11/22/02            65
      11/29/02          65.5
       12/6/02          64.5
      12/13/02          63.5
      12/20/02         60.75
      12/27/02          59.5
        1/3/03          56.5
       1/10/03            60
       1/17/03          60.5
       1/24/03          61.5
       1/31/03          60.5

       This is how the shareholders of International Biotechnology Trust (a closed-end fund equivalent in the United Kingdom) fared when Millenco forced IBT to buy back shares at net asset value, hire a new fund manager and replace several directors. The fund was forced to buy back nearly 50% of its shares through a tender offer. As you can see, the fund was crippled and IBT's share price plummeted.

       And what about Millenco? They got out. They sold their entire stake in IBT in January of 2001 at a price substantially higher than where it is today. Other investors? They were left holding shares in a depleted fund.

       Now, Millenco and its cohorts are asking you to vote on a proposal that would require MVC Capital to deplete your fund by buying back shares through tender offers. They also say they want to look for a new fund manager. Sound familiar? Just look at the graph and decide if you want the same thing to happen to your investment.

       How can you prevent this from happening to your Company? It's up to you.

       Vote FOR the MVC Board of Directors on the enclosed WHITE proxy card today.

           What about the wolf pack that Millenco wants you to install as directors of MVC Capital?

       Knapp. Hellerman. Feeney. Karpus. They are among a close group of hedge fund cronies that rove from target to target, trying to force short-term gains at the expense of the long-term shareholder.

       The wolf pack has already done this to other closed-end funds and their unsuspecting shareholders. On at least three occasions, their intimidating tactics have caused funds to deplete their cash and buy them out--at premiums to what other shareholders could receive on the open market.

                  Who is the unseen puppeteer behind Millenco?

       It is Israel Englander, the hedge fund arbitrageur who heads Millennium International Management, which owns Millenco and operates some of his holdings from an offshore tax haven in the Cayman Islands.

       Englander's name was dragged into the news as far back as the '80s when his close business partner, John Mulheren, was charged with orchestrating stock trades for the notorious Ivan Boesky and was even charged with going after Boesky with a loaded gun. And it was that very same close business partner in the now defunct arbitrage fund Jamie Securities who actually went to jail for stock manipulation. And in 2000, another employee of Englander's, Hal Herman, was found guilty of engaging in improper trading among other charges.

                 Here is more you should know about hedge funds.

       | | Just this year, the Financial Times reported that the Securities and Exchange Commission, amid growing concerns about hedge fund fraud, is considering a radical overhaul of hedge fund regulation.

       | | Forbes recently said that hedge funds "charge outrageous fees, deliver mediocre returns and in some cases cross the line into illegal activity."

       | | And, in September 2002, the Wall Street Journal reported, "The Bush Administration today will take a major step in its effort to increase oversight of hedge funds when the Treasury Department proposes new anti-money-laundering rules requiring the private investment pools to disclose their identities to its financial-intelligence unit . . . Because they are virtually unregulated and operate in secret, many investigators fear hedge funds are vulnerable to money laundering by terrorists and other criminals. `It's high time' that hedge funds receive more scrutiny, said Treasury Department General Counsel David Aufthauser."

Offshore hedge funds operate under the radar screen of the U.S. Government. Unlike mutual funds, offshore hedge funds do not have to report their assets or operations to the Securities and Exchange Commission. They simply cater to wealthy investors, frequently by destroying long-term value in closed-end mutual funds designed for individual investors.

               MVC Capital stands for building shareholder value.

       Most of you invested in MVC Capital to have the opportunity to participate in long-term venture capital investments in information technology. And venture capital is a growth engine of America, creating jobs, opportunities, fostering new technology and building the future. Compare that to Englander, Millenco and the rest of the wolf pack, angling for quick profits for themselves at the expense of long-term investors.

        MVC Capital: The right time, the right strategy, the right team.

       The right time. We believe the current market environment offers substantial investment opportunities to create value for both the near- and long-term. We believe we have reached a turning point in the venture capital investing cycle and prospects to meet the Fund's original long-term investment objective have never been better.

       The right strategy. Your Board of Directors has put into place a refined strategy that we believe is the best course to build long-term value for shareholders. We have a strengthened investment team with a streamlined management organization. We now offer venture debt financing in addition to equity investing. This is a unique strategy that diversifies your Company's portfolio, generates interest income and gives us greater access to invest in attractive companies backed by leading venture capitalists. And, we have put into place a $20 million share repurchase program to take advantage of opportunities to buy back MVC shares at appropriate levels to benefit all shareholders.

       The right team. In our view, your Board of Directors' candidates are among the most experienced and visionary business leaders in the United States. They helped create over 200 information technology companies. They have started companies that have created over 10,000 jobs. They have led or worked in senior positions for companies that have created over 100 billion dollars in shareholder value.

       All seven of these individuals are running for election at the Annual Meeting and all are pledged to building value for you.

       I also want you to know that, in the continued effort to align their interests with yours, Directors and officers of MVC Capital have been buying additional company stock.

       Here is what you should do to protect your long-term investment:

   Vote FOR the MVC Board of Directors on the enclosed WHITE proxy card today.

       Your vote is crucial; it will determine the future direction of the Company. Please help us fulfill the Company's original mission of superior returns through long-term venture capital investments.

                                            On Behalf of your Board of Directors

                                            Sincerely,

                                            John M. Grillos

                                            John M. Grillos
                                            Chief Executive Officer



MVC shareholders are invited to visit www.mvccapital.com for more information about the upcoming vote.

About MVC Capital

MVC Capital, a business development company, was formed to provide individual investors with the opportunity to invest in venture capital, a historically top-performing asset class previously open only to high-net-worth individuals and institutional investors. The Fund's investment objective is long-term capital appreciation from venture capital investments in information technology companies. MVC Capital utilizes both equity investing and lending to achieve its objective. Additional information on the Fund and its investments may be obtained by writing to MVC Capital, 3000 Sand Hill Road, Building One, Suite 155, Menlo Park, CA 94025, Attention: Secretary, via the website at www.mvccapital.com, or by calling 877/474-6382.

We encourage you to sign up for MVC Capital's email notification list by clicking on the following link:
http://www.mvccapital.com/mailing_list/subscribe.jsp

    --30--

    CONTACT: MVC Capital
       Brian Matthews, 650/926-7015 (Investors) or
       The Abernathy MacGregor Group (Media)
       Mike Pascale/Rhonda Barnat, 212/371-5999

IN CONNECTION WITH THE ABOVE-DESCRIBED MATTERS AND ITS 2003 ANNUAL MEETING OF SHAREHOLDERS, meVC DRAPER FISHER JURVETSON FUND I, INC. (d/b/a MVC CAPITAL) HAS FILED A PROXY STATEMENT AND INTENDS TO FILE OTHER MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CONCERNING MVC CAPITAL AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT HTTP://WWW.SEC.GOV. SHAREHOLDERS MAY ALSO OBTAIN FOR FREE THE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY MVC CAPITAL WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE ABOVE-DESCRIBED MATTERS BY DIRECTING A REQUEST TO BRIAN MATTHEWS AT 3000 SAND HILL ROAD, BUILDING ONE, SUITE 155, MENLO PARK, CA 94025 OR 650-926-7015.

MVC CAPITAL AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM MVC CAPITAL SHAREHOLDERS WITH RESPECT TO THE ABOVE-DESCRIBED MATTERS. INFORMATION REGARDING THESE DIRECTORS AND EXECUTIVE OFFICERS AND THEIR OWNERSHIP OF MVC CAPITAL COMMON STOCK IS SET FORTH IN MVC CAPITAL'S PROXY STATEMENT FOR ITS 2003 ANNUAL MEETING OF SHAREHOLDERS. ADDITIONAL INFORMATION REGARDING THESE DIRECTORS AND EXECUTIVE OFFICERS AND THEIR INTERESTS IS INCLUDED IN THE PROXY STATEMENT.

STATEMENTS IN THIS ANNOUNCEMENT OTHER THAN HISTORICAL DATA AND INFORMATION CONSTITUTE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO, RECENT CHANGES IN SENIOR MANAGEMENT, FLUCTUATIONS IN OPERATING RESULTS, MARKET CONDITIONS, CHANGES IN TECHNOLOGY, INCREASED COMPETITION AND OTHER RISKS IDENTIFIED BY MVC CAPITAL FROM TIME TO TIME IN ITS FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.